FARMER MAC MORTGAGE
SECURITIES CORPORATION,
As Note Purchaser

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
As Borrower

U.S. BANK TRUST NATIONAL ASSOCIATION,
As Collateral Agent

FEDERAL AGRICULTURAL
MORTGAGE CORPORATION,
As Guarantor
_______________________________

PLEDGE AGREEMENT
_______________________________

Dated as of December 15, 2008

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TABLE OF CONTENTS

ARTICLE I

Definitions
Section 1.01. Definitions	3
Section 1.02. Principles of Construction	6

ARTICLE II

Provision as to Pledged Collateral

Section 2.01. Holding of Pledged Securities	7
Section 2.02. UCC Filings	7
Section 2.03. Withdrawal and Substitution of Pledged Collateral	8
Section 2.04. [Reserved]	8
Section 2.05. Addition of Pledged Collateral	8
Section 2.06. Accompanying Documentation	8
Section 2.07. Renewal; Extension; Substitution	9
Section 2.08. Voting Rights; Interest and Principal	9
Section 2.09. Protection of Title; Payment of Taxes; Liens, etc	10
Section 2.10. Maintenance of Pledged Collateral	11
Section 2.11. Representations, Warranties and Covenants	11
Section 2.12. Further Assurances	12

ARTICLE III

[Reserved]

ARTICLE IV

Remedies

Section 4.01. Events of Default	12
Section 4.02. Remedies upon Default	13
Section 4.03. Application of Proceeds	15
Section 4.04. Securities Act	15

ARTICLE V

The Collateral Agent

Section 5.01. Certain Duties and Responsibilities	16
Section 5.02. Certain Rights of Collateral Agent	17
Section 5.03. Money Held by Collateral Agent	18

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PLEDGE AGREEMENT, dated as of December 15, 2008, among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association and its successors and assigns (hereinafter called “National Rural”), FARMER MAC MORTGAGE SECURITIES CORPORATION, (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System and its successors and assigns (“Farmer Mac”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association and its successors and assigns (hereinafter called the “Collateral Agent”), and Farmer Mac, as Guarantor.

RECITALS OF NATIONAL RURAL

WHEREAS, National Rural may from time to time issue one or more Notes to the Purchaser, and the Purchaser may purchase such Notes, all upon the terms and subject to the conditions set forth in the Note Purchase Agreement; and

WHEREAS, National Rural is required pursuant to the terms of the Note Purchase Agreement to pledge certain property to the Collateral Agent for the benefit of the Control Party to secure National Rural’s obligations on the Notes;

NOW, THEREFORE, THIS PLEDGE AGREEMENT WITNESSETH that, to secure the performance of the certain Obligations contained in the Notes, the Note Purchase Agreement and herein, National Rural hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Control Party, and grants to the Collateral Agent, its successors and assigns, for the benefit of the Control Party, a security interest in the following (collectively referred to as the “Pledged Collateral”) as provided in Article II: (a)(i) the Pledged Securities and the certificates representing the Pledged Securities; (ii) subject to Section 2.08, all payments of principal or interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, and all other Proceeds received in respect of, the Pledged Securities pledged hereunder; (iii) subject to Section 2.08, all rights and privileges of National Rural with respect to the Pledged Securities; (iv) all Proceeds of any of the foregoing above; that may, on the date hereof or from time to time hereafter, be subjected to the Lien hereof by National Rural by delivery, assignment or pledge thereof to the Collateral Agent hereunder and the Collateral Agent is authorized to receive the same as additional security hereunder (subject to any reservations, limitations or conditions agreed to in writing by National Rural and the Control Party respecting the scope or priority of such security or the use and disposition of such property or the Proceeds thereof).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Control Party, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

ARTICLE I

Definitions

SECTION 1.01. Definitions.  As used in this Pledge Agreement, the following terms shall have the following meanings:

“Accounting Requirements” shall mean any system of accounts prescribed by a federal regulatory authority having jurisdiction over the Member or, in the absence thereof, the requirements of GAAP applicable to businesses similar to that of the Member.

“Allowable Amount” on any date, means with respect to Eligible Securities, the aggregate principal amount of such Eligible Securities theretofore advanced thereon which remains unpaid on such date.

“Certificate of Pledged Collateral” means a certificate delivered to the Collateral Agent and the Control Party substantially in the form of Annex A attached hereto.

“Class A Member” means any Class A Member of National Rural as described in National Rural’s Bylaws currently in effect.

“Class B Member” means any Class B Member of National Rural as described in National Rural’s Bylaws currently in effect.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this instrument.

“Control Party” means (i) the Guarantor, so long as no Guarantor Default has occurred and is continuing, or (ii) the holders of the Notes for so long as a Guarantor Default has occurred and is continuing.

“Control Party Notice” and “Control Party Order” mean, respectively, a written notice or order signed by any Vice President of the Control Party and delivered to the Collateral Agent and National Rural.

“Control Party Notice of Default” has the meaning given to that term in Section 4.02.

“Depreciation and Amortization Expense” shall mean an amount constituting the depreciation and amortization of the Member computed pursuant to Accounting Requirements.

“Eligible Member” means any Class A Member or Class B Member of National Rural as described in National Rural’s Bylaws currently in effect.

“Eligible Security” means a note or bond of any Eligible Member payable or registered to, or to the order of, National Rural, (A) in respect of which (i) the outstanding principal amount under such note or bond, together with the outstanding principal amount of any other notes or bonds of such Eligible Member pledged hereunder or pledged to secure any other notes or bonds issued by National Rural to Farmer Mac or any affiliate or sold by National Rural or any affiliate to any trust whose beneficial ownership is owned or controlled by Farmer Mac, does not aggregate more than $35 million, (ii) no default has occurred in the payment of principal or interest in accordance with the terms of such note or bond that is continuing beyond the contractual grace period (if any) provided in such note or bond for such payment and (iii) no “event of default” as defined in such note or bond (or in any instrument creating a security interest in favor of National Rural in respect of such note or bond), shall exist that has resulted in the exercise of any right or remedy described in such note or bond (or in any such instrument); (B) which is not classified by National Rural as a non-performing loan under generally accepted accounting principles in the United States; and (C) which otherwise satisfies the criteria set forth on Schedule I hereto.

“Equity” means the aggregate of the Member's equities and margins computed pursuant to Accounting Requirements.

“Event of Default” has the meaning set forth in Section 4.01.

“Facility Rating” means the facility rating assigned by National Rural to an Eligible Security from time to time in accordance with National Rural's internal risk rating system.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Guarantor Default” means a default by the Guarantor under its obligations pursuant to Article IX of the Note Purchase Agreement which is existing and continuing.

“Interest Expense” means an amount constituting the interest expense with respect to Long-Term Debt of the Member computed pursuant to Accounting Requirements.

“Lien” means any lien, pledge, charge, mortgage, encumbrance, debenture, hypothecation or other similar security interest attaching to any part of the Pledged Collateral.

“Lien of this Pledge Agreement” or “Lien hereof” means the Lien created by these presents.

“Long-Term Debt” is determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such Member is not required to maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP.

“Member” shall mean any Person who is member of National Rural.

“Modified Debt Service Coverage Ratio--Distribution” shall mean the definition of Coverage Ratio as defined in the Indenture dated October 25, 2007 by and between National Rural Utilities Cooperative Finance Corporation and U.S. Bank National Association for the Collateral Trust Bonds.

"Modified Debt Service Coverage Ratio--G&T" shall mean the ratio determined as follows: for any calendar year add (i) Operating Margins, (ii) Non-Operating Margins--Interest, (iii) Interest Expense, (iv) Depreciation and Amortization Expense, and (v) cash received in respect of generation and transmission and other capital credits, and divide the sum so obtained by the sum of all payments of Principal and Interest Expense required to be made during such calendar year; provided, however, that in the event that any amount of Long-Term Debt has been refinanced during such year, the payments of Principal and Interest Expense required to be made during such year on account of such refinanced amount of Long-Term Debt shall be based (in lieu of actual payments required to be made on such refinanced amount of Long-Term Debt) upon the larger of (i) an annualization of the payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding or (ii) the payment of Principal and Interest Expense required to be made during the following year on account of such refinancing debt.

“National Rural Notice” and “National Rural Order” mean, respectively, a written notice or order signed in the name of National Rural by either its Chief Executive Officer or its Chief Financial Officer, and by any Vice President of National Rural, and delivered to the Collateral Agent and the Control Party.

“Non-Operating Margins—Interest” means the amount representing the interest component of non-operating margins of the Member computed pursuant to Accounting Requirements.

“Note Purchase Agreement” means the Note Purchase Agreement dated the date hereof between National Rural, the Purchaser and Farmer Mac, as the same may be amended from time to time in accordance with the terms thereof.

“Notes” means the note or notes issued by National Rural to the Purchaser under the Note Purchase Agreement.

“Obligations” means the due and punctual performance of the obligations of National Rural to make payments of principal, and interest on the Notes.

“Officers’ Certificate” means a certificate signed by any Vice President of National Rural, and delivered to the Control Party and/or the Collateral Agent, as applicable.

“Operating Margins” means the amount of patronage capital and operating margins of the Member computed pursuant to Accounting Requirements.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means this Pledge Agreement, as originally executed and as it may from time to time be amended pursuant to the applicable provisions hereof.

“Pledged Collateral” has the meaning set forth in the Granting Clause.

“Pledged Securities” means at any time the Eligible Securities listed on Schedule A and/or Schedule B to the Certificate of Pledged Collateral most recently delivered.

“Principal” means the amount of principal billed on account of Long-Term Debt of the Member computed pursuant to Accounting Requirements.

“Proceeds” has the meaning specified in Section 9-102 of the Uniform Commercial Code.

“RUS” mean the Rural Utilities Service of the United States Department of Agriculture, acting by and through the Administrator of the Rural Utilities Service, and including any successor agencies or departments.

“Total Assets Ratio” means an amount constituting the total assets of the Member computed pursuant to Accounting Requirements.

“Total Capitalization Ratio” means the Total Margins and Equity as a percentage of the sum of ((1)Total Margins and Equity plus (2) Long Term Debt).

“Total Margins and Equity” means the Member’s total margins and equity computed pursuant to Accounting Requirements.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the District of Columbia.

“Vice President” means any vice president of National Rural or Farmer Mac or the Purchaser, as applicable, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 1.02. Other Defined Terms; Principles of Construction.  Capitalized terms used but not defined in this Pledge Agreement shall have the meanings given to them in the Note Purchase Agreement.  Unless the context shall otherwise indicate, the terms defined in Section 1.01 hereof include the plural as well as the singular and the singular as well as the plural.  The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole.  The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

ARTICLE II

Provisions as to Pledged Collateral

SECTION 2.01. Holding of Pledged Securities.

(a) National Rural shall provide to the Control Party, within thirty (30) days of a pledge of the Pledged Securities in connection with an advance, such back-up information as is reasonably necessary in order to allow the Control Party to confirm compliance of such Pledged Securities to the requisite criteria as outlined herein.  Upon receipt of the back-up information, the Control Party shall have ninety (90) days to object in writing to the inclusion of any item of the Pledged Securities as part of the Pledged Collateral.  If the Control Party reasonably determines that any of the Pledged Securities do not meet the criteria for Eligible Securities, then National Rural shall have thirty (30) days in which to provide substitute collateral, and the timeline specified above for National Rural to provide back-up material and confirmation shall also apply as to the substituted collateral.

(b) The Collateral Agent, on behalf of the Control Party, shall hold the Pledged Securities in the name of National Rural (or its nominee), endorsed or assigned in blank or in favor of the Collateral Agent.  Upon occurrence of an Event of Default, the Collateral Agent, on behalf of the Control Party, shall have the right (in its sole and absolute discretion), to the extent a register is maintained therefor, to register the Pledged Securities in the Collateral Agent’s own name as pledgee, or in the name of the Collateral Agent’s nominee (as pledgee or as sub-agent) or to continue to hold the Pledged Securities in the name of National Rural, endorsed or assigned in blank or in favor of the Collateral Agent.  Upon cessation of such Event of Default, the Collateral Agent shall take such action as is necessary to again cause the Pledged Securities to be registered in the name of National Rural (or its nominee).

SECTION 2.02. UCC Filings.  National Rural shall prepare and file in the proper Uniform Commercial Code filing office in the District of Columbia (i) on or prior to the date of the first purchase of a Note under the Note Purchaser Agreement, a financing statement recording the Collateral Agent’s interest in the Pledged Collateral; and (ii) from time to time thereafter, continuation statements or such other filings as are necessary to maintain the perfection of the Lien hereof on the Pledged Collateral.

SECTION 2.03. Withdrawal and Substitution of Pledged Collateral.

(a)  Any part of the Pledged Collateral may be withdrawn by National Rural or substituted for other Eligible Securities by National Rural and shall be delivered to National Rural by the Collateral Agent upon National Rural Order at any time and from time to time, together with any other documents or instruments of transfer or assignment necessary to reassign to National Rural said Pledged Collateral and the interest of National Rural, provided the aggregate Allowable Amount of Pledged Collateral remaining after such withdrawal or substitution shall at least equal the aggregate principal amount of the Notes outstanding after such withdrawal or substitution, as shown by the Certificate of Pledged Collateral furnished to the Collateral Agent pursuant to Subsection (b)(i) of this Section.

(b) Prior to any such withdrawal or substitution, the Collateral Agent shall be furnished with the following instruments:

(i) a Certificate of Pledged Collateral, dated as of the last day of the calendar month most recently ended at least 10 Business Days prior to such withdrawal or substitution, showing that immediately after such withdrawal or substitution the requirements of Subsection (a) of this Section will be satisfied; and

(ii) an Officers’ Certificate certifying that no Event of Default has occurred which has not been remedied.

Upon any such withdrawal or substitution, National Rural shall deliver any Eligible Securities to be substituted and the Collateral Agent shall execute any instruments of transfer or assignment specified in a National Rural Order as necessary to vest in National Rural any part of the Pledged Collateral withdrawn.

In case an Event of Default shall have occurred and be continuing, National Rural shall not withdraw or substitute any part of the Pledged Collateral.

SECTION 2.04. [Reserved.]

SECTION 2.05. Addition of Pledged Collateral.  At any time, National Rural may pledge additional Eligible Securities under this Pledge Agreement by delivering such Pledged Collateral to the Collateral Agent, accompanied by a Certificate of Pledged Collateral specifying such additional collateral and dated as of the last day of the calendar month most recently ended at least 10 Business Days prior thereto.

SECTION 2.06. Accompanying Documentation.  Where Eligible Securities are delivered to the Collateral Agent under Section 2.01, 2.03 or Section 2.05, such securities shall be accompanied by the appropriate instruments of transfer executed in blank and in a form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.  All other property delivered to the Collateral Agent under Section 2.01, 2.03 or Section 2.05 and comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by National Rural and such other instruments or documents as the Collateral Agent may reasonably request.

SECTION 2.07. Renewal; Extension; Substitution.  Unless and until an Event of Default shall have occurred and be continuing, National Rural may at any time renew or extend, subject to the Lien of this Pledge Agreement, any Pledged Security upon any terms or may accept in place of and in substitution for any such Pledged  Security, another Eligible Security or Securities of the same issuer or of any successor thereto for at least the same unpaid principal amount, all as evidenced by a National Rural Order delivered to the Collateral Agent; provided, however, that in case of any substitution, Eligible Securities substituted as aforesaid shall be subject to the Lien of this Pledge Agreement as part of the Pledged Collateral and be held in the same manner as those for which they shall be substituted, and in the case of each substituted Eligible Security National Rural shall provide an Officers’ Certificate certifying to the Collateral Agent that such substituted security satisfies the requirements of this Section.  So long as no Event of Default shall have occurred and be continuing, the Collateral Agent, upon National Rural Order stating that no Event of Default shall have occurred and be continuing, shall execute any consent to any such renewal, extension or substitution as shall be specified in such National Rural Order.

SECTION 2.08. Voting Rights; Interest and Principal.  (a)  Unless and until an Event of Default has occurred and is continuing, and the Control Party delivers to the Collateral Agent a Control Party Notice of Default suspending National Rural’s rights under this clause:

(i) National Rural shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof provided that such rights and powers shall not be exercised in any manner inconsistent with the terms of the Note Purchase Agreement or this Pledge Agreement.

(ii) The Collateral Agent shall execute and deliver to National Rural, or cause to be executed and delivered to National Rural, all such proxies, powers of attorney and other instruments as National Rural may reasonably request for the purpose of enabling National Rural to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) National Rural shall be entitled to receive and retain any and all interest, principal and other distributions paid on or distributed in respect of the Pledged Securities; provided that any non-cash interest, principal or other distributions that would constitute Pledged Securities if pledged hereunder, and received in exchange for Pledged Securities or any part thereof pledged hereunder, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer of Pledged Securities may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by National

Rural, shall not be commingled by National Rural with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable Control Party Notice of Default, all rights of National Rural to interest, principal or other distributions that National Rural is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.08 shall cease, and all such suspended rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such interest, principal or other distributions.  All interest, principal or other distributions received by National Rural contrary to the provisions of this Section 2.08 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of National Rural and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03 to the fullest extent permitted by applicable law.  After all Events of Default have ceased, the Collateral Agent shall promptly repay to National Rural (without interest) all interest, principal or other distributions that National Rural would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.08 and that remain in such account.

(c) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable Control Party Notice of Default, all rights of National Rural to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.08, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.08, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time during the existence of such Event of Default to permit National Rural to exercise such rights and powers.

SECTION 2.09. Protection of Title; Payment of Taxes; Liens, etc.  National Rural will:

(i) duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges lawfully levied, assessed or imposed upon or against any of the Pledged Collateral, including the income or profits therefrom and the interests of the Collateral Agent in such Pledged Collateral;

(ii) duly observe and conform to all valid requirements of any governmental authority imposed upon National Rural relative to any of the Pledged Collateral, and all covenants, terms and conditions under or upon which any part thereof is held;

(iii) cause to be paid and discharged all lawful claims (including, without limitation, income taxes) which, if unpaid, might become a lien or charge upon Pledged Collateral; and

(iv) do all things and take all actions necessary to keep the Lien of this Pledge Agreement a first and prior lien upon the Pledged Collateral and protect its title to the Pledged Collateral against loss by reason of any foreclosure or other proceeding to enforce any lien prior to or pari passu with the Lien of this Pledge Agreement.

Nothing contained in this Section shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement so long as the validity, application or amount thereof shall be contested in good faith; provided, however, that National Rural shall have set aside on its books such reserves (segregated to the extent required by generally accepted accounting principles) as shall be deemed adequate with respect thereto as determined by the Board of Directors of National Rural (or a committee thereof).

SECTION 2.10. Maintenance of Pledged Collateral.  National Rural shall cause the Allowable Amount of Pledged Collateral held by the Collateral Agent at all times to be not less than 100% of the aggregate principal amount of the Notes outstanding.

SECTION 2.11. Representations, Warranties and Covenants.  National Rural represents, warrants and covenants to the Collateral Agent, for the benefit of the Control Party, that from the time that they are pledged hereunder, and for so long as they are required to remain pledged:

(a) except for the Lien hereof and any Lien consented to in writing by Farmer Mac or the Control Party, National Rural (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities from time to time pledged hereunder, (ii) holds and will continue to hold the same free and clear of all Liens, other than Liens created by this Pledge Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Pledge Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Pledge Agreement), however arising, of all Persons whomsoever;

(b) except for restrictions and limitations imposed by the Note Purchase Agreement or securities laws generally, the Pledged Securities are and will continue to be freely transferable and assignable, and none of the Pledged

Securities are or will be subject to any restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(c) National Rural has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(d) no consent or approval of any governmental authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(e) by virtue of the execution and delivery by National Rural of this Pledge Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a legal and valid Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations.

SECTION 2.12. Further Assurances.  National Rural will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (a) may be necessary or proper, consistent with the Granting Clause hereof, to carry out the purposes of this Pledge Agreement and to make subject to the Lien hereof any property intended so to be subject or (b) may be necessary or proper to transfer to any successor the estate, powers, instruments and funds held hereunder and to confirm the Lien of this Pledge Agreement.  National Rural will also cause to be filed, registered or recorded any instruments of conveyance, transfer, assignment or further assurance in all offices in which such filing, registering or recording is necessary to the validity thereof or to give notice thereof.

ARTICLE III

[Reserved]

ARTICLE IV

Remedies

SECTION 4.01. Events of Default.  “Event of Default”, wherever used herein, means any “Event of Default” as defined in Sections 7.01(a) of the Note Purchase Agreement, provided that, for the purposes of this Pledge Agreement:

(a) the Collateral Agent shall not be required to recognize that an Event of Default exists before such time as the Collateral Agent receives a Control Party Notice or National Rural Notice stating that an Event of Default exists and specifying the particulars of such default in reasonable detail; and

(b) the Collateral Agent shall not be required to recognize that an Event of Default has ceased until (i) such time as the Collateral Agent receives a Control Party Notice stipulating that such event has ceased to exist; or (ii) 30 days after receipt by the Collateral Agent of a National Rural Notice stipulating that such event has ceased to exist, provided that the Collateral Agent does not receive a Control Party Notice within such timeframe disputing the cessation of such Event of Default, and further provided that no additional Control Party Notice of Default shall have been received in respect of any other subsisting Event(s) of Default.  Upon receipt of any National Rural Notice under subparagraph (ii) of this Subsection, the Collateral Agent shall provide a copy of such National Rural Notice to the Control Party.

SECTION 4.02. Remedies upon Default.  If an Event of Default shall have occurred and be continuing, the Control Party may issue a notice (a “Control Party Notice of Default”), which may be combined with the notice provided under Section 4.01(b), suspending the rights of National Rural under Section 2.08 in part without suspending all such rights (as specified by the Control Party in its sole and absolute discretion) without waiving or otherwise affecting the Control Party’s rights to give additional Control Party Notices of Default from time to time suspending other rights under Section 2.08 so long as an Event of Default has occurred and is continuing.  Subject to paragraph (b) of this Section 4.02, upon cessation of an Event of Default, all rights of National Rural suspended under the applicable Control Party Notice of Default shall revest in National Rural.

(a) Upon the occurrence of an Event of Default, the Collateral Agent shall, for the benefit and at the direction of the Control Party, have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, National Rural agrees that the Collateral Agent shall have the right, but only if so instructed by a the Control Party Order and subject to the requirements of applicable law and the Collateral Agent’s right (in its sole and absolute discretion) to receive indemnification or other reasonable assurances that its costs and expenses in connection therewith will be paid, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of National Rural, and National Rural hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which National Rural now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give National Rural 10 days’ written notice (which National Rural agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Pledge Agreement, the Control Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of National Rural (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Control Party from National Rural as a credit against the purchase price, and the Control Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledged Collateral therefor.  For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and National Rural shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.02 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code or its equivalent in other jurisdictions.

SECTION 4.03. Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash, as follows to the fullest extent permitted by applicable law:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with or reasonably related or reasonably incidental to such collection or sale or otherwise in connection with or related or incidental to this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent (in its sole discretion) hereunder on behalf of National Rural and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to the payment to the Control Party in full of the Obligations; such payment to be for an amount certified in a Control Party Notice delivered to the Collateral Agent as being the amount due and owing to the Control Party under the Obligations; and

THIRD, to National Rural, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Securities Act.  In view of the position of National Rural in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  National Rural understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  National Rural recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  National Rural acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  National Rural acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

The Collateral Agent

SECTION 5.01. Certain Duties and Responsibilities.  (a)  At all times under this Pledge Agreement:

(i) the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement, and no implied covenants or obligations shall be read into this Pledge Agreement against the Collateral Agent; and

(ii) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and substantially conforming to the requirements of this Pledge Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent the Collateral Agent shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Pledge Agreement.

(b) No provision of this Pledge Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Collateral Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) no provision of this Pledge Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section.

SECTION 5.02. Certain Rights of Collateral Agent.  Except as otherwise provided in Section 5.01:

(a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of National Rural mentioned herein shall be sufficiently evidenced by a National Rural Notice or National Rural Order;

(c) any request or direction of the Control Party mentioned herein shall be sufficiently evidenced by a Control Party Notice or Control Party Order;

(d) whenever in the administration of this Pledge Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate in the case of National Rural, and a certificate signed by any Vice President of the Control Party in the case of the Control Party;

(e) the Collateral Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(f) the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Pledge Agreement at the request or direction of either National Rural or the Control Party pursuant to this Pledge Agreement, unless such party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(g) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, or to recompute, verify, reclassify or recalculate any information contained therein, but the Collateral Agent, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of National Rural, personally or by agent or attorney;

(h) the Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(i) unless explicitly stated herein to the contrary, the Collateral Agent shall have no duty to inquire as to the performance of National Rural’s covenants herein.  In addition, the Collateral Agent shall not be deemed to have knowledge of any Event of Default unless the Collateral Agent has received a Control Party Notice in accordance with Section 4.01(a), and shall not be deemed to have knowledge of the cessation of the same until such time as it receives a National Rural Notice in accordance with Section 4.01(b); and

(j) unless explicitly stated herein to the contrary, the Collateral Agent shall have no obligation to take any action with respect to any Event of Default until it has received a Control Party Notice applicable to such event in accordance with Section 4.01(a), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable Control Party Notice is delivered.  Similarly, the Collateral Agent shall have no obligation to take any action with respect to the cessation of an Event of Default until it has received a National Rural Notice applicable to such event in accordance in accordance with Section 4.01(b), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable National Rural Notice is delivered.

SECTION 5.03. Money Held by Collateral Agent.  Money held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law.  The Collateral Agent shall have no liability to pay interest on or (except as expressly provided herein) invest any such moneys.

SECTION 5.04. Compensation and Reimbursement.  (a)   National Rural agrees:

(i) to pay to the Collateral Agent from time to time such reasonable compensation for all services rendered by it hereunder as shall have been set forth in an agreement signed by National Rural;

(ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, out-of-pocket costs, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its gross negligence or bad faith; and

(iii) to indemnify the Collateral Agent for, and to defend and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Pledge Agreement or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability or expense may be attributable to its gross negligence or bad faith; provided, however, that National Rural shall have no liability under this clause for any settlement of any litigation or other dispute effected without the prior written consent of National Rural (such consent not to be unreasonably withheld).

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured by the Lien hereof.  The provisions of this Section 5.04 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or the Note Purchase Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Pledge Agreement or the Note Purchase Agreement, or any investigation made by or on behalf of the Collateral Agent or the Control Party.  All amounts due under this Section 5.04 shall be payable on written demand therefor.

SECTION 5.05. Corporate Collateral Agent Required; Eligibility.  There shall at all times be a Collateral Agent hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither National

Rural nor any Person directly or indirectly controlling, controlled by or under common control with National Rural shall serve as Collateral Agent hereunder.  If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.06. Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 5.07.

(b) The Collateral Agent may resign at any time by giving written notice thereof to National Rural.  If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c) If at any time:

(i) except if an Event of Default has occurred and is continuing, National Rural, in its sole and absolute discretion, elects to remove the Collateral Agent; or

(ii) the Collateral Agent shall cease to be eligible under Section 5.05 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, National Rural may remove the Collateral Agent by delivery of a National Rural Order to that effect.

(d) If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Collateral Agent for any cause, National Rural shall promptly appoint a successor Collateral Agent by delivering a National Rural Notice to the retiring Collateral Agent, the successor Collateral Agent and the Control Party to such effect.

SECTION 5.07. Acceptance of Appointment by Successor.  Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to National Rural, the Control Party and to the retiring Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Collateral Agent; but, on request of National Rural, the Control Party or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent, and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder, subject nevertheless to its Lien, if any, provided for in Section 5.04.  Upon request of any such successor Collateral Agent, National Rural shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

No successor Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Collateral Agent shall be eligible under Section 5.05 hereof.

SECTION 5.08. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible under Section 5.05 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices.  All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule II attached hereto as appropriate.  The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission to the party or parties to which it is given.

(a) All National Rural Notices and National Rural Orders delivered to the Collateral Agent shall be contemporaneously copied to the Control Party by National Rural; all Control Party Notices and Control Party Orders delivered to the Collateral Agent shall be contemporaneously copied by Farmer Mac to National Rural; and all Collateral Agent notices delivered to either National Rural or Farmer Mac shall be contemporaneously copied to the other such party by the Collateral Agent.

SECTION 6.02. Waivers; Amendment.  (a)  No failure or delay by a party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that such party would otherwise have.  No waiver of any provision of this Pledge Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party in any case shall entitle any party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by National Rural, the Collateral Agent, the Purchaser and Farmer Mac.

SECTION 6.03. Successors and Assigns.  Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of National Rural, the Collateral Agent, the Purchaser, the Control Party or Farmer Mac that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.04. Counterparts; Effectiveness.  This Pledge Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Pledge Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Pledge Agreement.

SECTION 6.05. Severability.  Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.06. GOVERNING LAW.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.07. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.07.

SECTION 6.08. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

SECTION 6.09. Security Interest Absolute.  All rights of the Collateral Agent and/or the Control Party hereunder, the grant of a security interest in the Pledged Collateral and all obligations of National Rural hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note Purchase Agreement, any Note, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note Purchase Agreement, any Note or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, National Rural in respect of the Obligations or this Pledge Agreement.

SECTION 6.10. Termination or Release.  (a)  This Pledge Agreement shall terminate on the date when the Obligations have been indefeasibly paid in full, and at such time the Lien hereof shall be released.

(b) Upon any withdrawal, substitution or other disposal by National Rural of any Pledged Collateral that is permitted by the terms of this Pledge Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral, the Lien hereof securing such Pledged Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) the Collateral Agent shall deliver to National Rural the Pledged Collateral and shall execute and deliver to National Rural, at National Rural’s expense, all documents that National Rural shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.10 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.11. Collateral Agent Appointed Attorney-in-Fact.  National Rural hereby appoints the Collateral Agent the attorney-in-fact of National Rural for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Pledge Agreement with respect to the Pledged

Collateral and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest but is subject nevertheless to the terms and conditions of this Pledge Agreement.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of National Rural (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to notify, or to require National Rural to notify, obligors under Pledged Securities to make payment directly to the Collateral Agent; and (f) subject to the second sentence of Section 4.02(a), to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Pledge Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the Control Party shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to National Rural for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, all as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION,
by
/s/ JEROME G. OSLICK
Name: Jerome G. Oslick
Title: VP and Secretary

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
by
/s/ TIMOTHY L. BUZBY
Name: Timothy L. Buzby
Title: VP - Controller

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,
by
/s/ RICHARD LAROCHELLE
Name: Richard Larochelle
Title: SVP, Corporate Relations

U.S. BANK TRUST NATIONAL ASSOCIATION,
by

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, all as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION,
by

Name:
Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
by

Name:
Title: VP - Controller

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,
by

Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION,
by
/s/ BEVERLY A. FREENEY
Name: Beverly A. Freeney
Title: Vice President

SCHEDULE I
TO
PLEDGE AGREEMENT

ADDITIONAL CRITERIA FOR ELIGIBLE SECURITIES1

Criteria for Eligible Security of Class A Eligible Member:  Each Class A Eligible Member must satisfy the following criteria only on the date of the pledge of such Eligible Security:

•	Long-Term Debt to Net Utility Plant Ratio, as the average ratio of the most recent three full calendar years for which financial information is available, does not exceed 90%.

•	Modified Debt Service Coverage Ratio--Distribution, as the average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 1.35.

•	Equity to Total Assets Ratio, as the average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 20%.

•	The Eligible Security has a facility rating by National Rural of “4.9” or lower.

Criteria for Eligible Security of Class B Eligible Member:  Each Class B Eligible Member must satisfy the following criteria only on the date of the pledge of such Eligible Security:

•	Equity to Total Capitalization Ratio, as the average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 25%.

•	Modified Debt Service Coverage Ratio--G&T, as the average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 1.10.

•	Equity to Total Assets Ratio, as the average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 10%.

•	The Eligible Security has a facility rating by National Rural of “4.9” or lower.

 1The criteria set forth on this Schedule I shall be required to be satisfied only as of the date of pledge of (1) any Pledged Securities that is being pledged for a new advance or (2) any Pledged Securities that is being pledged for an existing advance which is in substitution of, or in addition to, existing collateral, and such criteria shall not be required to be satisfied with respect to Eligible Securities after such date.

SCHEDULE II
TO
PLEDGE AGREEMENT

Addresses for Notices

1.	The addresses referred to in Section 6.01 hereof, for purposes of delivering communications and notices, are as follows:

If to the Purchaser or Farmer Mac:

Federal Agricultural Mortgage Corporation
1133 21st Street N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention: Timothy L. Buzby, Vice President/Controller

If to Farmer Mac:

Federal Agricultural Mortgage Corporation
1133 21st Street, N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention of: Timothy L. Buzby, Vice President/Controller

With a copy to:

Federal Agricultural Mortgage Corporation
1133 21st Street, N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention of: Jerome G. Oslick, Vice President - General Counsel

If to National Rural:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6718
Fax:  703-709-6779
Attention of: Steven L. Lilly, Senior Vice President &
Chief Financial Officer

SCHEDULE II
TO
PLEDGE AGREEMENT

With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6712
Fax:  703-709-6811
Attention of: John J. List, Esq., Senior Vice President &
   General Counsel
If to the Collateral Agent:

U.S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, NY 10005-3701
Telephone:  (212) 361-2893
Fax:  (212) 509-3384
Attention of: Beverly A. Freeney

ANNEX A
TO
PLEDGE AGREEMENT

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

PLEDGE AGREEMENT DATED AS OF ________________, 2008

CERTIFICATE OF PLEDGED COLLATERAL FILED WITH
U.S. BANK TRUST NATIONAL ASSOCIATION, Collateral Agent

________________, Chief Executive Officer (or Chief Financial Officer) and ____________________, Vice-President, respectively, of National Rural Utilities Cooperative Finance Corporation, hereby certify to the Control Party and the Collateral Agent under the above-mentioned Pledge Agreement as amended to the date hereof (herein called the “Pledge Agreement”) as follows:

1.	The Allowable Amount of Pledged Collateral certified hereby, remaining on deposit with the Collateral Agent, as shown on Schedule A hereto, is	$
2.	The Allowable Amount of Pledged Collateral certified hereby, being deposited as shown on Schedule B hereto, is	$
3.	The aggregate principal amount of the Note(s) outstanding at the date hereof is	$
4.	The aggregate amount, if any, of the Note(s) to be issued on the basis of this Certificate is	$
5.	The sum of amounts in items 3 and 4 is	$
6.	The aggregate amount by which the Allowable Amount of Pledged Collateral exceeds the aggregate principal amount of the Note(s) outstanding (item 1 plus 2 and minus 5) is	$
7.
The Allowable Amount of Pledged Collateral which is
included in items 1 and  2 above from Class B Eligible
Members does not constitute more than 20% of the
aggregate amount of any notes or bonds: (1) pledged
hereunder; (2) pledged to secure any other notes or bonds
issued by National Rural or any affiliate to Farmer Mac or
any affiliate; (3) sold by National Rural or any affiliate to
Farmer Mac or any affiliate; or (4) sold to any trust whose
beneficial ownership is owned or controlled by Farmer
Mac or an affiliate.

8.
To the knowledge of the undersigned, each Eligible
Security from Class A Eligible Member the Allowable
Amount of which is included in item 2 satisfies the
following criteria on the date of this Certificate:  (1) Long-
Term Debt to Net Utility Plant Ratio, as the average ratio
of the most recent three full calendar years for which
financial information is available, does not exceed 90%; (2)
Modified Debt Service Coverage Ratio--Distribution, as
the average ratio of the most recent three full calendar
years for which financial information is available, is greater than or equal to 1.35; (3) Equity to Total Assets Ratio, as
the average ratio of the most recent three full calendar
years for which financial information is available, is greater than or equal to 20%; and (4) the Eligible Security has a
Facility Rating by National Rural of “4.9” or better.

9.
To the knowledge of the undersigned, each Eligible
Security from Class B Eligible Member the Allowable
Amount of which is included in item 2 satisfies the
following criteria on the date of this Certificate:  (1) Equity to Total Capitalization Ratio, as the average ratio of the
most recent three full calendar years for which financial
information is available, is greater than or equal to 25%;
(2) Modified Debt Service Coverage Ratio--G&T, as the
average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 1.10; (3) Equity to Total Assets Ratio, as the
average ratio of the most recent three full calendar years for which financial information is available, is greater than or equal to 10%; and (4) the Eligible Security has a Facility
Rating by National Rural of “4.9” or better.

10.	So far as is known to the undersigned, no Event of Default exists.

ANNEX A
TO
PLEDGE AGREEMENT

All terms which are defined in the Pledge Agreement are used herein as so defined.

Dated:  _____________________

OF NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

ANNEX A
TO
PLEDGE AGREEMENT

PLEDGED SECURITIES ON DEPOSIT

SCHEDULE A TO OFFICERS’ CERTIFICATE
DATED

Eligible Securities	Name of Issuer	Allowable Amount (Item 1)
Pledged Securities (Here List Securities)........

ANNEX A
TO
PLEDGE AGREEMENT

PLEDGED SECURITIES BEING DEPOSITED

SCHEDULE B TO OFFICERS’ CERTIFICATE
DATED

Eligible Securities	Name of Issuer	Allowable Amount (Item 2)
Pledged Securities (Here List Securities).......